UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     December 29, 2009

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 31, 2009, the Company issued a press release announcing the receipt of a letter from The NASDAQ Stock Market (“Nasdaq”).   A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 3.01 Failure to Satisfy a Continued Listing Standard.

On December 29, 2009, First National Bancshares (the “Company”) received a letter from Nasdaq that stated the Company’s common stock closed below the required minimum $1.00 per share bid price for the previous 30 consecutive business days.  The letter also indicated that, in accordance with Marketplace Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, until June 28, 2010, to regain compliance with Rule 5550(a)(2).  If at any time before June 28, 2010, the bid price of the Company’s common stock closes with a bid price of $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has regained compliance with Rule 5550(a)(2).

Item 9.01 Exhibits

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit
Number	Description

99.1	Press Release of First National Bancshares, Inc. dated December 31, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By: Name Title:	/s/ Kitty B. Payne Kitty B. Payne Executive Vice President/Chief Financial Officer

Dated:  December 31, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of First National Bancshares, Inc. dated December 31, 2009.